As filed with the Securities and Exchange Commission on April 25, 1997
                                               Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                                    CITICORP
             (Exact name of registrant as specified in its charter)

        Delaware                                        13-2614988
(State or other jurisdiction                         (I.R.S. employer
of incorporation or organization)                    identification no.)

                                 399 Park Avenue
                               New York, NY 10043
                    (Address of principal executive offices)

                       Citicorp 1997 Stock Incentive Plan
                            (Full title of the plan)

                                Stephen E. Dietz
                            Associate General Counsel
                                 Citibank, N.A.
                                 425 Park Avenue
                               New York, NY 10043
                            Telephone: (212) 559-3430

                 (Name, address and telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================  ==================  ==================  =================== ===================
                                         Proposed maximum    Proposed maximum
Title of securities    Amount to be      offering price per  aggregate offering Amount of
to be registered       registered(1)     share(2)            price(2)           registration fee (2)
===================  ==================  ==================  =================== ===================
Common Stock, par
value $1 per share    25,000,000 shares  $103.50             $2,587,500,000     $784,090
===================  ==================  ==================  =================== ===================

(1) 5,423,022 shares of Common Stock of Citicorp registered by the registrant under its Registration Statement on Form S-8, File No. 33- 52601, are carried forward in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended. A registration fee of $69,424 was previously paid by the registrant with such Registration Statement with respect to such shares.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the Common Stock of Citicorp reported on the New York Stock Exchange Composite Tape on April 21, 1997.

IN ACCORDANCE WITH RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS TO BE USED AS PART I OF THIS REGISTRATION STATEMENT ALSO CONSTITUTES THE PROSPECTUS TO BE USED IN CONNECTION WITH THE OFFER AND SALE OF SHARES PREVIOUSLY REGISTERED PURSUANT TO CITICORP'S REGISTRATION STATEMENT ON FORM S-8, FILE NO. 33-52601.

                              ---------------------

                                     EXPERTS

The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 (the "1996 10-K") are incorporated by reference into this Registration Statement in reliance upon the report set forth in the 1996 10-K of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 1996 financial statements contains an added explanatory paragraph which refers to the adoption by Citicorp of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by Citicorp are incorporated by reference into this Registration Statement as of their respective dates:

          (a) Annual Report and Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) Current Reports on Form 8-K dated January 21, 1997 and April 15, 1997, filed pursuant to Section 13 of the Exchange Act;

          (c) the description of Citicorp Common Stock contaned in a Registration Statement on Form 10, File No. 1-05738, filed pursuant to
     Section 12 of the Exchange Act on August 23, 1968, including any amendments thereto filed for the purpose of updating such description.

     All documents subsequently filed by Citicorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all Citicorp Common Stock offered has been sold or which deregisters all Common Stock that has not been sold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock covered hereby has been passed upon for Citicorp by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A. Mr. Dietz beneficially owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp, and he may participate in the Citicorp 1997 Stock Incentive Plan (the "Plan").


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

Item 6.   Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer,employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Restated Certificate of Incorporation, as amended, of the registrant provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, the registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of the registrant and is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the registrant in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant. In addition, as permitted bySection 145 of the General Corporation Law of the State of Delaware, the registrant maintains liability insurance covering directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     5    - Opinion and consent of Stephen E. Dietz, Associate General Counsel of Citibank, N.A.

     23.1 - Consent of KPMG Peat Marwick LLP.

     23.2 - Consent of Stephen E. Dietz, Associate General Counsel of Citibank, N.A. (included as part of Exhibit 5).

     24   - Powers of Attorney of Messrs. Reed, Calloway, Collins, Derr, Deutch,
            Mark, Parsons, Rhodes, Ruding, Shapiro, Shrontz, Thomas and Woolard and Ms. Ridgway as Directors and/or officers of Citicorp.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Plan is not regarded as an "employee  benefit  plan" under Section 3(3)
of  the  Employee   Retirement  Income  Security  Act  of  1974  ("ERISA")  and,
accordingly, is not subject to the requirements of ERISA.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is,therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 25, 1997.

                                                   CITICORP


                                                   By /s/ Martin A. Waters
                                                      -----------------------
                                                      Martin A. Waters
                                                      Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 25, 1997 by the following persons in the capacities indicated.

         Signature                                 Capacity
         ---------                                 --------


           *                          Chairman and a Director of Citicorp
-----------------------------         (Principal Executive Officer)
      John S. Reed

                                      Executive Vice President
   /s/ Victor J. Menezes              (Chief Financial Officer)
-----------------------------
   Victor J. Menezes

                                      Executive Vice President
   /s/ Thomas E. Jones                (Principal Financial Officer)(a)
-----------------------------
   Thomas E. Jones


          *                           Director
-----------------------------
   D. Wayne Calloway


          *                           Director
-----------------------------
   Paul J. Collins


          *                           Director
-----------------------------
   Kenneth T. Derr


          *                           Director
-----------------------------
   John M. Deutch




(a) Responsible for financial control, tax, accounting and reporting.

         Signature                    Capacity
         ---------                    --------


          *                           Director
-----------------------------
Reuben Mark


          *                           Director
-----------------------------
Richard D. Parsons


          *                           Director
-----------------------------
William R. Rhodes


          *                           Director
-----------------------------
Rozanne L. Ridgway


          *                           Director
-----------------------------
H. Onno Ruding


          *                           Director
-----------------------------
Robert B. Shapiro


          *                           Director
-----------------------------
Frank A. Shrontz


          *                           Director
-----------------------------
Franklin A. Thomas


          *                           Director
-----------------------------
Edgar S. Woolard, Jr.


* Martin A. Waters by signing his name hereto, does sign this document on behalf of each person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.




                                            By /s/ Martin A. Waters
                                               -----------------------
                                                 Martin A. Waters
                                                 Attorney-in-Fact